EXHIBIT 4.5

                            FORM OF RIGHT CERTIFICATE

Certificate  No.  R-     Rights

NOT EXERCISABLE AFTER JANUARY 25, 2011 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THORNBURG MORTGAGE, INC., A MARYLAND CORPORATION (THE "COMPANY") AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN THE COMPANY AND MELLON INVESTOR SERVICES LLC, AS RIGHTS AGENT, DATED AS OF JANUARY 25, 2001 (THE "RIGHTS AGREEMENT"). THE COMPANY WILL MAIL A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE WITHIN FIVE DAYS AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

     This  certifies  that _______________________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of January 25, 2001 (the "Rights Agreement") between Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the close of business on January 25, 2011 at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for that purpose, one one-thousandth of a fully paid, nonassessable Series B Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $50.00 per one one-thousandth of a share of Preferred Stock (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right
Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of ____________, _______ , based on the Preferred Stock as constituted at that date.

     Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as those terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder hereof will have any right with respect to such Rights from and after the occurrence of that Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Exercise Price and the number of Shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated by reference herein and made a part hereof and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and the designated office of the Rights Agent. The Company will mail a copy of the Rights Agreement without charge to the holder of this certificate within five days after the receipt of a written request therefor.


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     This  Right  Certificate,  with  or  without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Shares of Preferred Stock as the Rights evidenced by the Right Certificate or Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder is entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate is exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder is entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

     Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors at its option may exchange all or any part of the Rights evidenced by this Certificate for the Company's common stock, par value $0.01 per share (the "Common Stock"), or Preferred Stock at an exchange ratio (subject to adjustment) of one share of Common Stock or one one-thousandth of a share of Preferred Stock, per Right.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors at its option at a redemption price of $0.01 per Right (payable in cash, Common Stock or other consideration considered appropriate by the Board of Directors).

     The Company is not obligated to issue fractional shares upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, is entitled to vote or receive dividends or be considered for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

     This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by an authorized signatory of the Rights Agent.

     WITNESS  the  facsimile  signature  of  the proper officers of the Company.

Dated  as  of  __________________,  ________.

                                       THORNBURG  MORTGAGE,  INC.,
                                       a  Maryland  corporation


                                       By:_________________________
                                       Name:_______________________
                                       Title:______________________


                                       COUNTERSIGNED:

                                       Mellon  Investor  Services  LLC,
                                       a  New  Jersey limited liability company


                                       By:_________________________
                                       Name:_______________________
                                       Title:______________________


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                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

     FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto________________________________________________________________
     (Please  print  name  and  address  of  transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
__________________________________________  as attorney-in-fact, to transfer the
Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________________,  ______ Signature___________________________


Social  Security  or  other  identifying  taxpayer  number  of  transferee:

______________________________________


THE SIGNATURE (S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.


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                                   CERTIFICATE
                       (APPLICABLE TO FORM OF ASSIGNMENT)

The  undersigned  hereby  certifies  by  checking  the  appropriate  boxes that:

(1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement) and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ]did [ ] did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:  _______________________,  ______ Signature___________________________

                                     NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

THE SIGNATURE (S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.


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                          FORM OF ELECTION TO PURCHASE
                      (TO BE EXECUTED IF HOLDER DESIRES TO
                         EXERCISE THE RIGHT CERTIFICATE)

To  Thornburg  Mortgage,  Inc.:

The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

-------------------------------------------------------
(Please  print  name  and  address  of  transferee)

Please  insert  social  security  or  other  identifying  taxpayer  number:

If such number of Rights are not all of the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11(a)(ii) of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:


(Please  print  name  and  address  of  transferee)

Please  insert  social  security  or  other  identifying  taxpayer  number:

                                   CERTIFICATE
                  (APPLICABLE TO FORM OF ELECTION TO PURCHASE.)

The  undersigned  hereby  certifies  by  checking  the  appropriate  boxes that:

(1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ]did [ ] did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:_________________________ ,_______





Signature_________________________________


                                     NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

THE SIGNATURE (S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.


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